Press Release

TENTHGATE INCORPORATED ENGAGES HOUSTON BASED ECONOMIST TO ASSIST IN THE DEVELOPMENT OF MEDICAL HOLDING COMPANY

Friday, September 30, 2005	11:00 AM EST

Ashburn, VA

TenthGate Incorporated today announced the engagement of Dr. Kenneth E. Lehrer of Houston, Texas to provide Financial Consulting Services in support of the Company’s mission as a medical technology holding company. Dr. Lehrer is an Economist who hold four degrees from New York University which include; Bachelor of Science (Finance), Master of Business Administration (Banking), Master of Arts (Economics and a Doctorate in Urban Economics. His firm, Lehrer Financial and Economic Advisory Services formed in 1982, will focus on TenthGate’s strategic business development, market feasibility analysis and intellectual property valuations which will support the Company’s management. Dr. Lehrer is a member of numerous professional organizations to include the National Association of Business Economists, American Academy of Economic and Financial Experts and American Law and Economists Association. He served as an Adjunct Professor of Finance at the University of Houston, Graduate School of Business Administration for approximately 20 years.

TenthGate Incorporated is a fully reporting holding company incorporated in Delaware which is focused on the acquisition and development of life changing health related technologies. The range of acquired technologies will include biotech/life sciences, diagnostic and unique medical devices. Formed in 2003, the Company has acquired two intellectual properties to date and has identified additional technologies for acquisition.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words “believes,” “expects,” “given,” “targets,” “intends,” “anticipates,” “plans,” “projects”, “forecasts” or similar expressions, are forward-looking statements. Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company’s future results to differ materially from those anticipated. Other risks are detailed from time to time in the Company’s Annual and Quarterly Reports and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:

For TenthGate Incorporated
Tim Novak, President & CEO
941-359-5930